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                                                                  EXHIBIT 10.24



                              PROMISSORY NOTE



$212,500.00                                                 Seattle, Washington
                                                            September 28, 1999


     Alan Koslow ("DEBTOR") hereby promises to pay to the order of ShopNow.com Inc., a Washington corporation ("LENDER"), its successors and assigns, in lawful money of the United States of America, the lesser of Two Hundred Twelve Thousand Five Hundred DOLLARS ($212,500.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on the earlier of (i) September 28, 2001 or (ii) the sale of the shares subject to the Stock Pledge Agreement described in paragraph 4 below (the "MATURITY DATE").

     The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to Six and one quarter percent (6.25%) (the AFR) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

     In the event that Debtor shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then such overdue amounts shall bear interest at a rate per annum equal to the otherwise applicable rate pursuant to paragraph 2 above PLUS two percent (2%) per annum.

     This Promissory Note is secured pursuant to that certain Stock Pledge Agreement, dated as of the date hereof, by and between Debtor and Lender.

     Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

     This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Washington, without regard to principles of conflict of laws.

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     This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

                                        [DEBTOR]


                                        By: /s/ Alan Koslow
                                           ------------------------------------
                                        Name: Alan Koslow
                                             ----------------------------------
                                        Title: EVP
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